Exhibit 99.2

Ally Financial Inc. 2Q 2016 Earnings Review Contact Ally Investor Relations at (866) 710 - 4623 or investor.relations@ally.com July 26, 2016

Forward-Looking Statements and Additional Information

The following should be read in conjunction with the financial statements, notes and other information contained in the Company's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

This information is preliminary and based on company and third party data available at the time of the presentation

In the presentation that follows and related comments by Ally Financial Inc. ("Ally") management, the use of the words "expect," "anticipate," "estimate," "forecast," "initiative," "objective," "plan," "goal," "project," "outlook," "priorities," "target," "explore," "positions," "intend," "evaluate," "pursue," "seek," "may," "would, " "could, " "should, " "believe, " "potential, " "continue," or the negative of these words, or similar expressions is intended to identify forward-looking statements. All statements herein and in related management comments, other than statements of historical fact, including without limitation, statements about future events and financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and Ally's actual results may differ materially due to numerous important factors that are described in the most recent reports on SEC Forms 10-K and 10-Q for Ally, each of which may be revised or supplemented in subsequent reports filed with the SEC. Such factors include, among others, the following: maintaining the mutually beneficial relationship between Ally and General Motors, and Ally and Chrysler and our ability to further diversify our business; our ability to maintain relationships with automotive dealers; the significant regulation and restrictions that we are subject to as a bank holding company and financial holding company; the potential for deterioration in the residual value of off-lease vehicles; disruptions in the market in which we fund our operations, with resulting negative impact on our liquidity; changes in our accounting assumptions that may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; changes in our credit ratings; changes in economic conditions, currency exchange rates or political stability in the markets in which we operate; and changes in the existing or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations (including as a result of the Dodd-Frank Act and Basel III).

Investors are cautioned not to place undue reliance on forward-looking statements. Ally undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other such factors that affect the subject of these statements, except where expressly required by law. Certain non-GAAP measures are provided in this presentation which are important to the reader of the Consolidated Financial Statements but should be supplemental and not a substitute for to primary U.S. GAAP measures. Reconciliation of non-GAAP financial measures are included within this presentation.

Use of the term "loans" describes products associated with direct and indirect lending activities of Ally's operations. The specific products include retail installment sales contracts, lines of credit, leases or other financing products. The term "originate" refers to Ally's purchase, acquisition or direct origination of various "loan" products.

2Q 2016 Preliminary Results 2

GAAP and Core Results

	QUARTERLY TREND				
	2Q '16	1Q '16	4Q '15	3Q '15	2Q '15
GAAP net income available to common ("NIAC")	$ 345	$ 235	$ (953)	$ 230	$ (1,069)
Core net income available to common (1)(2)	$ 263	$ 253	$ 249	$ 244	$ 224
GAAP earnings per common share ("EPS")*(diluted, NIAC)*	$ 0.71	$ 0.49	$ (1.97)	$ 0.47	$ (2.22)
Adjusted EPS (1)(3)	$ 0.54	$ 0.52	$ 0.52	$ 0.51	$ 0.46
Return (net income) on GAAP shareholder's equity	10.4%	7.3%	7.4%	7.4%	4.8%
Core ROTCE (1)(4)	9.7%	9.8%	9.8%	9.2%	8.3%
GAAP common shareholder's equity per share	$ 28.1	$ 27.2	$ 26.4	$ 28.6	$ 28.0
Adjusted tangible book value per share (1)(5)	$ 25.9	$ 25.4	$ 24.6	$ 24.3	$ 23.7
Efficiency Ratio	56.9%	53.5%	49.9%	51.8%	64.2%
Adjusted Efficiency Ratio (1)(6)	43.7%	45.4%	43.6%	43.7%	45.6%

(1) *The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for U.S. GAAP measures: Adjusted Earnings per Share (Adjusted EPS), Core Pre-Tax Income, Core Net Income Available to Common, Core Return on Tangible Common Equity (Core ROTCE), Risk-Adjusted Retail Auto Yield, Adjusted Efficiency Ratio, Common Equity Tier 1 (CET1) capital and Adjusted Tangible Book Value per Share (Adjusted TBVPS). These measures are used by management and we believe are useful to investors in assessing the company's operating performance and capital measures. Refer to the Definitions of Non-GAAP Financial Measures and Other Key Terms, and Reconciliation to GAAP later in this document.*

(2) ***Core net income available to common*** *is a non-GAAP financial measure that serves as the numerator in the calculations of Adjusted EPS and Core ROTCE and that, like those measures, is believed by management to help the reader better understand the operating performance of the core businesses and their ability to generate earnings. See pages 26 and 27 for calculation methodology and details.*

(3) ***Adjusted earnings per share (Adjusted EPS)*** *is a non-GAAP financial measure that adjusts GAAP EPS for revenue and expense items that are typically strategic in nature that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. See page 27 for calculation methodology and details.*

(4) ***Core return on tangible common equity (Core ROTCE)*** *is a non-GAAP financial measure that management believes is helpful for readers to better understand the ongoing ability of the company to generate returns on its equity base that supports core operations. See page 29 for calculation methodology and details.*

(5) ***Adjusted tangible book value per share (Adjusted TBVPS)*** *is a non-GAAP financial measure that reflects the book value of equity available to shareholders even if original issue discount (OID) expense were accelerated immediately through the financial statements. As a result, management believes Adjusted TBVPS provides the reader with an assessment of value that is more conservative than GAAP common shareholder's equity per share. See page 28 for calculation methodology and details.*

(6) ***Adjusted efficiency ratio*** *is a non-GAAP financial measure that management believes is helpful to readers in comparing the efficiency of its core banking and lending businesses with those of its peers. Adjusted efficiency ratio generally adjusts for Insurance segment revenue and expense, repositioning items, rep and warrant expense and OID. See page 30 for calculation methodology and details.*

2Q 2016 Preliminary Results 3

Second Quarter Highlights

Solid underlying fundamentals

- Adjusted EPS(1) of $0.54, up 17% YoY
- Auto Finance pre-tax income up 14% YoY
- Estimated risk-adjusted retail auto yield(2) for 2Q 16 originations up 44 bps YoY
- Continued strong lease and credit performance – consolidated annualized NCO of 54 bps
- $2.3 billion of retail deposit growth in 2Q 16 up $1.1 billion vs. prior year quarter growth

Capital and regulatory normalization progress

- Received non-objection on 2016 CCAR plan which included common dividend and share repurchases
- Redeemed remaining Series A preferreds – no preferred dividends going forward

Progress on product expansion initiatives

- Launched Ally CashBack credit card in June
- Closed TradeKing acquisition

Building the leading digital financial services company

(1) Represents a non-GAAP financial measure. See page 27 for calculation methodology and details.

(2) Estimated risk-adjusted retail auto yield is a forward-looking non-GAAP financial measure that management believes is helpful to readers in evaluating the estimated profitability of loan originations during the period. There is no comparable GAAP measure as the yield and loss components are both estimates. See page 32 for calculation methodology and details.

2Q 2016 Preliminary Results 4

5 2Q 2016 Preliminary Results Initiating Common Share Distributions • Plan to return significant capital to shareholders to optimize returns and capital deployment • Consistent with the 2016 Capital Plan, Ally’s Board approved the following : (1) As of 7/25/2016 $850M represents ~10% of current market capitalization (1) Dividend Approval • Share repurchase program of up to $700 million (covers 3Q 16 – 2Q 17 ): – Management to effectuate share repurchase program through open market purchases or privately negotiated transactions, including through a Rule 10b5 - 1 plan, at the discretion of the company's management and on terms (including quantity, timing, and price) that the company's management determines to be necessary – Share repurchase amount includes repurchases related to employee benefits plan Share Repurchase Approval • Cash dividend of $0.08 per share of Ally common stock in 3Q 16: – Payable on August 15, 2016 to holders of record as of August 1, 2016 – Ex - dividend date of July 28 th – Future dividends subject to customary Board approval

CCAR Results

- **Strong capital levels support severely adverse stress losses**
- **Implied FRB Stress annualized net charge-off rate (2) suggests approximately $0.9 - $1.0 billion of incremental annual retail auto losses above Ally's trailing 12 months of net charge-offs**

  - ***For perspective:***
    - *Last twelve months Pre-tax income of $1.7 billion*
    - *Currently trading at $4.0 billion (3) discount to Adjusted Tangible Book Value (4)*

Severely Adverse Stress - Retail Auto Losses

Scenario / Modeling	Annualized NCO %
Ally *current* *(Trailing 12 months)*	1.1%
Ally Stress (1)	1.9%
FRB *Implied* Stress (2)	2.6 - 2.8%

Implies <u>$0.9B - $1.0B</u> incremental annual losses

Trading Discount to Adj. Tangible Book Value(4)

	2Q 16	1Q 16	2015
Stock Price *(average VWAP)* (5)	$17.11	$16.96	$21.16
Discount to Adjusted Tangible Book Value (4)	$4.2B	$4.1B	$1.7B

(1) Average over the 9-quarter horizon; net charge-off percent ("NCO %") annualized from 9-quarter horizon.
(2) Federal Reserve Board ("FRB") DFAST 2016 Severely Adverse results - annualized; average balance based on disclosed cumulative loan losses and portfolio loss rates
(3) As of 7/25/2016
(4) Represents a non-GAAP financial measure. See page 28 for calculation methodology and details.
(5) Average Volume Weighted Average Price ("VWAP")

2Q 2016 Preliminary Results 6

7 2Q 2016 Preliminary Results $25.36 $25.85 $0.54 $0.21 $0.25 $(0.51) 1Q 16 Adjusted EPS Tax / other ∆ OCI TradeKing 2Q 16 Second Quarter Key Financial Metrics • Adjusted EPS (1) up 17% YoY driven by strong operating performance and lower preferred dividends – Excluding $0.04 per share impact of higher weather losses (up $29 million YoY), Adjusted EPS (1) up 25% YoY • Adjusted Tangible Book Value per Share (1) up $0.49 QoQ despite $0.51 impact from TradeKing acquisition – Benefit of $98 million tax reserve release 2Q 16 (1) Represents a non - GAAP financial measure. See pages 27 and 28 for calculation methodology and details. (2) Includes repositioning items, OID expense and certain discrete tax items including tax reserve releases, changes in share count and changes in additional paid in capital (“APIC ”). See page 26 for more details . (3) Includes the change in Other Comprehensive Income (“OCI”) Adjusted EPS (1) Adjusted Tangible Book Value per Share (1) (1) (2) (3) Higher weather losses $0.54 $0.46 2Q 15 2Q 16 17 % YoY ~$0.04 25% YoY

Second Quarter Financial Results

($ millions except per share data)	2Q 16	1Q 16	2Q 15	Increase / (Decrease) vs. 1Q 16	Increase / (Decrease) vs. 2Q 15
Net financing revenue (excld OID) [1]	*$ 998*	*$ 964*	*$ 927*	*$ 34*	*$ 71*
OID expense	*(14)*	*(13)*	*(11)*	*(1)*	*(3)*
Net financing revenue (as reported)	984	951	916	33	68
Total other revenue	374	376	211	(2)	163
Provision for loan losses	172	220	140	(48)	32
Controllable expenses	463	477	452	(14)	11
Other noninterest expenses	310	233	272	77	38
Pre-tax income from continuing operations	**$ 413**	**$ 397**	**$ 263**	**$ 16**	**$ 150**
Income tax expense	56	150	94	(94)	(38)
Income from discontinued operations, net of tax	3	3	13	-	(10)
Net income	**$ 360**	**$ 250**	**$ 182**	**$ 110**	**$ 178**
Preferred dividends	15	15	1,251	0	(1,236)
Net income (loss) available to common	**$ 345**	**$ 235**	**$ (1,069)**	**$ 110**	**$ 1,414**
	2Q 16	**1Q 16**	**2Q 15**	**1Q 16**	**2Q 15**
GAAP EPS (diluted)	**$0.71**	**$0.49**	**($2.22)**	**$ 0.22**	**$ 2.93**
Capital actions (Series A and G)	0.00	-	2.47	0.00	(2.47)
Discontinued operations, net of tax	(0.01)	(0.01)	(0.03)	0.00	0.02
OID expense	0.02	0.02	0.02	(0.00)	(0.01)
Repositioning / other [2]	(0.18)	0.02	0.21	(0.20)	(0.39)
Adjusted EPS [3]	**$0.54**	**$0.52**	**$0.46**	**$ 0.02**	**$ 0.08**
Core ROTCE [3]	**9.7%**	**9.8%**	**8.3%**		
Adjusted Efficiency Ratio [3]	**43.7%**	**45.4%**	**45.6%**		
Effective Tax Rate [4]	**13.7%**	**37.7%**	**36.0%**		

(1) Represents a non-GAAP financial measure. Excludes OID. See page 32 for calculation methodology and details.

(2) Repositioning items are primarily related to the extinguishment of high-cost legacy debt and strategic activities. Other primarily includes certain discrete tax items. See page 27 for details.

(3) Represents a non-GAAP financial measure. See pages 27, 29 and 30 for calculation methodology and details.

(4) 2Q16 effective tax rate was impacted by a $98 million tax benefit from a tax reserve release related to a prior year federal tax return

2Q 2016 Preliminary Results 8

Net Interest Margin

- **Net Interest Margin ("NIM") of 2.68% up 13 bps YoY driven by higher retail auto and lease yields**
- **NIM (excluding OID) (1) of 2.72% up 14 bps YoY and 9 bps QoQ**
  - Continue to maintain balanced sensitivity to interest rates *(see page 24)*
  - Long-term opportunity for continued shift to deposit funding

Net Interest Margin ($ millions)	2Q16 Average Balance	2Q16 Yield	1Q16 Average Balance	1Q16 Yield	2Q15 Average Balance	2Q15 Yield
Retail Auto Loan	$ 63,621	5.47%	$ 64,566	5.31%	$ 60,436	5.26%
Auto Lease (net of dep)	14,392	7.46%	15,638	6.66%	18,520	6.43%
Commercial Auto	34,800	3.03%	34,026	2.98%	32,547	2.90%
Corporate Finance	2,973	6.36%	2,781	6.51%	2,114	6.64%
Mortgage	10,764	3.36%	10,152	3.37%	8,363	3.36%
Cash, Securities and Other	20,269	1.94%	19,758	2.06%	21,087	1.67%
Total Earning Assets	**$ 146,819**	**4.47%**	**$ 146,921**	**4.37%**	**$ 143,067**	**4.25%**
Interest Revenue	$ 1,630		$ 1,595		$ 1,517	
LT Unsecured Debt	$ 22,698	4.80%	$ 22,452	4.89%	$ 22,564	5.01%
Secured Debt	34,019	1.56%	37,587	1.48%	42,186	1.16%
Deposits (2)	71,570	1.14%	68,240	1.14%	61,305	1.16%
Other Borrowings (3)	10,862	1.15%	11,709	1.06%	9,012	0.71%
Total Funding Sources (1)	**$ 139,149**	**1.84%**	**$ 139,988**	**1.82%**	**$ 135,067**	**1.77%**
Interest Expense	$ 637		$ 635		$ 597	
Net Financing Revenue (4)	$ 993		$ 960		$ 920	
NIM (excluding OID) (1)	**2.72%**		**2.63%**		**2.58%**	
NIM (as reported)	**2.68%**		**2.59%**		**2.55%**	

(1) Represents a non-GAAP financial measure. Excludes OID. See page 32 for calculation methodology and details.
(2) Includes brokered deposits. Includes average noninterest-bearing deposits of $91 million in 2Q16, $92 million in 1Q16 and $81 million in 2Q15
(3) Includes Demand Notes, FHLB, and Repurchase Agreements
(4) Excludes dividend income from equity investments

2Q 2016 Preliminary Results 9

10 2Q 2016 Preliminary Results Ally Bank Deposit Levels ($ billions) $51.8 $53.5 $55.4 $59.0 $61.2 $9.9 $10.2 $10.7 $11.0 $11.3 $61.6 $63.7 $66.2 $70.0 $72.5 $0 $10 $20 $30 $40 $50 $60 $70 2Q 15 3Q 15 4Q 15 1Q 16 2Q 16 Ally Bank Retail Ally Bank Brokered Deposits • Deposit business showing strong momentum surpassing $61 billion of retail deposits – $ 2.3 billion of retail deposit growth QoQ and $9.5 billion YoY • Stable customer average retail deposit balance – Average customer balances consistently >$50k • Millennials continue to make up the largest generation segment of growth at 48% of new customers Stable, consistent growth of retail deposits Deposit Mix Steady Customer Deposit Balances Ally Bank Deposit Composition and Average Retail Portfolio Interest Rate 16% 16% 16% 16% 16% 36% 34% 32% 30% 29% 48% 50% 52% 54% 55% 1.15% 1.14% 1.12% 1.11% 1.11% 2Q 15 3Q 15 4Q 15 1Q 16 2Q 16 Brokered Retail CD MMA/OSA/Checking Average Retail Portfolio Interest Rate Ally Bank Retail Deposit Customer Average Balance ($ thousands) $54.0 $53.1 $52.7 $52.9 $52.4 $52.2 $52.5 $53.1 $53.4 2Q 14 3Q 14 4Q 14 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 2Q 16

11 2Q 2016 Preliminary Results ($ millions) $1,631 $1,449 $1,359 $1,130 $1,065 $1,100 $952 $980 $826 $777 2Q 15 3Q 15 4Q 15 1Q 16 2Q 16 Net GAAP DTA Balance Disallowed DTA Tax reserve release partially offset earnings utilization of GAAP DTA balance Capital • Common Equity Tier 1 (“CET1”) (1) capital up QoQ driven by consistent profitability and DTA utilization • Total Capital and Tier 1 Capital lower QoQ due to redemption of remaining Series A preferred stock • Preliminary fully phased - in Basel III CET1 ratio of 9.3% – Preliminary Basel III CET1 ratio, reflective of transition provisions, is 9.6%, primarily driven by phase - in of DTA treatment • Adjusted Tangible Book Value per share (2) increased approximately $2.2 per share YoY (1) All capital ratios represent fully phased - in Basel III; CET1 represents fully phased - in Basel III, a non - GAAP financial measure. See page 31 for details Capital Ratios and Risk - Weighted Assets Adjusted Tangible Book Value per Share (2) (2) Adjusted Tangible Book Value is a non - GAAP financial measure, which adjusts Tangible Common Equity for certain items such as Series G discount and tax - effected OID . See page 28 for details Deferred Tax Asset Utilization Reflects Basel III fully phased - in disallowed DTA. Disallowed DTA is phased in to CET1 during transition period. See page 31 for more details $135 $135 $136 $134 $134 12.6% 12.9% 12.5% 13.0% 12.8% 11.7% 11.9% 11.1% 11.5% 11.1% 9.3% 9.6% 8.7% 9.2% 9.3% 2Q 15 3Q 15 4Q 15 1Q 16 2Q 16 Risk-Weighted Assets ($B) Total Capital Ratio Tier 1 Ratio CET1 $23.7 $24.3 $24.6 $25.4 $25.9 2Q 15 3Q 15 4Q 15 1Q 16 2Q 16

Asset Quality

Consolidated Net Charge-Offs


0.60%
0.68%
0.61%
0.39%
0.61%
0.72%
0.64%
0.54%
187%
144%
155%
244%
158%
133%
150%
179%
3Q 14
4Q 14
1Q 15
2Q 15
3Q 15
4Q 15
1Q 16
2Q 16
ALLL as % of Annualized NCOs
Annualized NCO Rate

Coverage Rate							
1.12%	***0.98%***	***0.93%***	***0.93%***	***0.94%***	***0.94%***	***0.97%***	***0.97%***

Note: Above loans are classified as held-for-investment and recorded at historical cost.

Provision Expense

($ millions)

Provision Expense	**1Q 15**	**2Q 15**	**3Q 15**	**4Q 15**	**1Q 16**	**2Q 16**
Retail Auto	$ 158	$ 152	$ 200	$ 229	$ 207	$ 168
Commercial Auto	(31)	(20)	1	7	2	2
Mortgage Finance	2	4	3	(2)	3	-
Corporate Finance	(5)	4	4	6	6	3
Corp/Other	(8)	-	3	-	2	(1)
Total	**$ 116**	**$ 140**	**$ 211**	**$ 240**	**$ 220**	**$ 172**
Retail Auto Coverage Ratio	1.24%	1.26%	1.27%	1.30%	1.35%	1.36%
Retail Auto Loan Bal *(EOP, $ billions)*	$ 57.4	$ 60.7	$ 63.5	$ 64.2	$ 62.9	$ 63.2

Note: Retail auto loans exclude fair value adjustments for loans in hedge accounting relationship

U.S. Retail Auto Delinquencies

(30+ DPD)


2.28%
2.73%
1.87%
2.29%
2.60%
2.93%
2.20%
2.60%
$1,338
$1,543
$1,076
$1,389
$1,656
$1,886
$1,387
$1,643
3Q 14
4Q 14
1Q 15
2Q 15
3Q 15
4Q 15
1Q 16
2Q 16
Delinquent Contracts ($M)
Delinquency Rate

Note: Includes accruing contracts only

U.S. Retail Auto Net Charge-Offs


0.93%
1.10%
0.93%
0.65%
1.01%
0.99%
1.21%
1.18%
1.08%
1.04%
0.94%
0.88%
$137
$160
$132
$96
$156
$194
$173
$148
3Q 14
4Q 14
1Q 15
2Q 15
3Q 15
4Q 15
1Q 16
2Q 16
Net Charge-Offs ($M)
Annualized NCO Rate
Annualized NCO%(1) (excld Asset Sales)

(1) Annualized NCO% (excluding Asset Sales) removes asset sales from 3Q15 – 2Q16; approximately $6.7 billion of gross assets sold

2Q 2016 Preliminary Results
12

13 2Q 2016 Preliminary Results Balance $B NCO % (1) NCO % (1) Asset Class 2Q 16 1Q 16 4Q 15 3Q 15 2Q 15 Retail Auto $63 0.94% 1.08% 1.21% 1.01% 0.65% Commercial Auto $35 0.00% 0.00% 0.04% 0.00% 0.01% Mortgage $11 0.14% 0.25% 0.08% 0.25% 0.19% Corporate Finance $3 -0.07% 0.0% -0.11% -0.26% -0.10% Total Portfolio $113 0.54% 0.64% 0.72% 0.61% 0.39% Losses by Asset Class Low Loss Balance Sheet • Low loss balance sheet with 2Q 16 consolidated annualized net charge - offs of 54 bps, down 10 bps QoQ and up 15 bps YoY • Loan portfolio consists of largely prime, short duration, secured consumer and commercial loans (1) Annualized net charge - off rate All secured loans

Auto Finance – Results

- **Auto Finance reported pre-tax income of $426 million in 2Q, up $53 million YoY and up $89 million QoQ**
  - Net financing revenue higher YoY due to successful retail asset growth focused on risk-adjusted returns
  - Provision higher YoY primarily driven by mix shift and loan growth and a reduction in commercial reserves in the prior year
    - Provision down QoQ driven by seasonally lower retail charge-offs
- **Earning assets down $0.9 billion YoY and flat QoQ**
  - Executed $1.6 billion of loan sales in 2Q 16
    - Executed $6.7 billion of loan sales in the past 12 months
  - Commercial balances up $2.2 billion YoY
- **$9.4 billion of consumer originations in 2Q 16**
  - Prioritizing profitability and asset quality over volume
  - Record application volume of 2.9 million up 6% YoY
  - Nonprime percent declined to 11% of retail originations from 15% in 2Q 15

Key Financials (*$ millions*)	2Q 16	Increase/(Decrease) vs. 1Q 16	Increase/(Decrease) vs. 2Q 15
Net financing revenue	$ 929	$ 33	$ 79
Total other revenue	77	-	22
Total net revenue	1,006	33	101
Provision for loan losses	170	(39)	38
Noninterest expense	410	(17)	10
Pre-tax income from continuing ops	$ 426	$ 89	$ 53
U.S. auto earning assets	$ 112,199	$ (10)	$ (850)
Net lease revenue			
Operating lease revenue	$ 701	$ (68)	$ (159)
Depreciation expense	520	(45)	(151)
Remarketing gains	86	31	(22)
Total depreciation expense	434	(76)	(129)
Net lease revenue	$ 267	$ 8	$ (30)



(% of $ retail originations by FICO bands)
29%
34%
21%
12%
6%
30%
35%
20%
10%
5%
28%
34%
21%
10%
7%
23%
34%
23%
14%
6%
22%
34%
24%
15%
6%
24%
34%
23%
14%
5%
22%
34%
25%
14%
6%
20%
36%
26%
13%
6%
21%
37%
26%
11%
6%
2Q 14
3Q 14
4Q 14
1Q 15
2Q 15
3Q 15
4Q 15
1Q 16
2Q 16
Super Prime (740+)
Prime (739-660)
Prime/Near (659-620)
Nonprime (619-0)
Unscored (1)

Estimated NAALR (2)

2Q14	3Q14	4Q14	1Q15	2Q15	3Q15	4Q15	1Q16	2Q16
1.06%	1.01%	1.10%	1.10%	1.12%	1.09%	1.17%	1.17%	1.24%

(1) *Unscored is primarily Commercial Services Group ("CSG")*
(2) *Estimated net average annualized loss rate ("NAALR") on quarterly originations at the time of booking*

2Q 2016 Preliminary Results 14

15 2Q 2016 Preliminary Results (EOP $ billions) $58.9 $62.1 $63.5 $64.2 $62.9 $63.2 $19.0 $17.9 $17.3 $16.3 $15.0 $13.8 $82.1 $83.6 $85.7 $85.3 $84.6 $84.3 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 2Q 16 On Balance Sheet Retail Serviced for Others Lease ($ billions) $32.4 $32.5 $31.7 $34.1 $34.0 $34.8 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 2Q 16 ($ billions; % of $ originations) $9.8 $10.8 $11.1 $9.3 $9.0 $9.4 28% 32% 32% 33% 37% 37% 20% 24% 24% 26% 26% 28% 52% 45% 45% 40% 37% 35% 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 2Q 16 GM Chrysler Growth Auto Finance – Key Metrics See slide 26 for definitions Consumer Assets Commercial Assets Consumer Originations Origination Mix Note: Asset balances reflect the average daily balance for the quarter See slide 26 for definitions (% of $ originations) 5% 6% 7% 3% 1% 1% 42% 48% 49% 49% 45% 46% 17% 9% 9% 11% 9% 9% 36% 37% 35% 37% 45% 43% 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 2Q 16 New Retail Subvented New Retail Standard Lease Used

Insurance

- **Pre-tax loss of $18 million, down $33 million YoY and $68 million QoQ**
  - Higher weather losses from severe hail storms
  - Lower investment gains YoY and flat QoQ
- **Written premiums of $237 million in 2Q up $15 million QoQ and down $26 million YoY driven primarily by discontinuation of agent channel and higher dealer reinsurance utilization**
- **Direct written U.S. VSC volume in Growth dealer channel up 34% vs. prior year quarter**

		Increase/(Decrease) vs.	
Key Financials ***($ millions)***	**2Q 16**	**1Q 16**	**2Q 15**
Premiums, service revenue earned and other	$ 241	$ 7	$ -
Losses and loss adjustment expenses	145	72	23
Acquisition and underwriting expenses	148	3	3
Total underwriting income	(52)	(68)	(26)
Investment income and other	34	-	(7)
Pre-tax loss from continuing ops	$ (18)	$ (68)	$ (33)
Total assets	$ 7,193	$ (1)	$ (67)
Key Statistics	**2Q 16**	**1Q 16**	**2Q 15**
Insurance ratios			
Loss ratio	60.9%	31.5%	51.2%
Underwriting expense ratio	61.9%	62.5%	61.0%
Combined ratio	122.8%	94.0%	112.2%

Insurance Losses

($ millions)



$56
$4
$40
$123
$67
$42
$62
$9
$39
$54
$8
$34
$73
$26
$33
$145
$96
$34
1Q 15
2Q 15
3Q 15
4Q 15
1Q 16
2Q 16
VSC Losses
Weather Losses
Other Losses

Note: Excludes the benefit of weather-related loss reinsurance and Canadian Personal Lines losses

Dealer Products & Services Written Premiums

($ millions)



$267
$265
$248
$239
$263
$254
$222
$222
$237
2Q 14
3Q 14
4Q 14
1Q 15
2Q 15
3Q 15
4Q 15
1Q 16
2Q 16

Note: Excludes Canadian Personal Lines business, which is in runoff

2Q 2016 Preliminary Results 16

Mortgage Finance

- **Pre-tax income of $9 million, up $12 million YoY and up $7 million QoQ**
  - Higher net financing revenue driven by asset balance growth from bulk purchase activity
  - No provision expense in the current quarter as balances were up slightly but no net charge-offs
  - Noninterest expense increase driven by asset growth
- **Total assets up $2.4 billion YoY and $0.5 billion QoQ**
  - Bulk purchase activity of $2.4 billion YTD partially offset by portfolio amortization

Key Financials *($ millions)*	2Q 16	Increase/(Decrease) vs. 1Q 16	Increase/(Decrease) vs. 2Q 15
Total net revenue	$ 26	$ 6	$ 15
Provision for loan losses	-	(3)	(4)
Noninterest expense[1]	17	2	7
Pre-tax income from continuing ops	$ 9	$ 7	$ 12
Total assets	$ 8,014	$ 521	$ 2,391

Mortgage Finance HFI Portfolio	2Q 16	1Q 16	2Q 15
Net Carry Value ($ billions)	$ 8.0	$ 7.4	$ 5.6
Wtd. Avg. LTV/CLTV [2]	61.1%	60.8%	62.0%
Refreshed FICO	771	770	767

(1) Noninterest expense includes corporate allocations of $9 million in 2Q 2016, $10 million in 1Q 2016 and $6 million in 2Q 2015

(2) 1st lien only. Updated home values derived using a combination of appraisals, BPOs, AVMs and MSA level house price indices

Mortgage Finance HFI Assets
($ billions)


Bulk Purchase Activity
$2.0
$1.0
$0.5
$1.4
$1.0
$5.6
$6.3
$6.4
$7.4
$8.0
2Q 15
3Q 15
4Q 15
1Q 16
2Q 16

2Q 2016 Preliminary Results 17

Corporate Finance

- **Pre-tax income of $14 million up $4 million YoY and up $3 million from the prior quarter**
  - Net financing revenue up QoQ and YoY driven by continued strong originations driving asset growth
  - Provision down QoQ and YoY despite loan growth driven by continued strong credit performance
- **Total assets up $0.9 billion YoY and up $0.2 billion QoQ**
  - Diversified outstanding loan portfolio
  - Top 10 client commitments <17% of total portfolio

		Increase/(Decrease) vs.	
Key Financials *($ millions)*	**2Q 16**	**1Q 16**	**2Q 15**
Net financing revenue	$ 29	$ 1	$ 7
Total other revenue	4	(2)	(2)
Total net revenue	33	(1)	5
Provision for loan losses	3	(3)	(1)
Noninterest expense[(1)]	16	(1)	2
Pre-tax income from continuing ops	$ 14	$ 3	$ 4
Total assets	$ 2,989	$ 150	$ 857

(1) Noninterest expense includes corporate allocations of $5 million in 2Q 2016, $5 million in 1Q 2016 and $4 million in 2Q 2015

Corporate Finance Outstandings Loan Portfolio by Industry - 6/30/2016



Paper Printing & Publishing 4%
Food And Beverages 3%
Other 4%
Health Services 11%
Chemicals & Metals 8%
Other
Services
Wholesale 10%
Other Services 24%
Retail Trade 4%
Manufacturing
Other Manufactured Prod 9%
Machinery, Equip, Elect. 7%
Auto & Transportation 15%

Corporate Finance Outstandings and Unfunded Commitments
(EOP $ billions)



$1.0
$2.1
$1.2
$2.3
$1.1
$2.7
$1.1
$2.8
$1.1
$3.0
2Q 15
3Q 15
4Q 15
1Q 16
2Q 16
Outstandings
Unfunded Commitments

2Q 2016 Preliminary Results 18

19 2Q 2016 Preliminary Results Conclusion • Adjusted EPS (1) up 17% YoY • Eliminated future preferred dividends • Long runway for deposit growth and lower capital markets funding • Share repurchase non - objection provides greater confidence in 2017 EPS growth • Thoughtful and gradual product expansion “Self - help” EPS growth materializing Competitively advantaged auto finance business • Built for resilient returns through the cycle • Diversified across products and credit spectrum Leveraged to consumer trends in digital financial services • Market leading branchless bank • Proven success with strong deposit growth Building the leading digital financial services company (1) Represents a non - GAAP financial measure. See page 27 for calculation methodology and details.

Supplemental Charts

Supplemental

Results by Segment

Pre-Tax Income				Increase/(Decrease) vs.	
($ millions)	2Q 16	1Q 16	2Q 15	1Q 16	2Q 15
Automotive Finance	$ 426	$ 337	$ 373	$ 89	$ 53
Insurance	(18)	50	15	(68)	(33)
Dealer Financial Services	**$ 408**	**$ 387**	**$ 388**	**$ 21**	**$ 20**
Mortgage Finance	9	2	(3)	7	12
Corporate Finance	14	11	10	3	4
Corporate and Other	(18)	(3)	(132)	(15)	114
Pre-tax income from continuing operations	**$ 413**	**$ 397**	**$ 263**	**$ 16**	**$ 150**
OID amortization expense (1)	14	15	18	(1)	(4)
Repositioning items (2)	4	7	154	(3)	(150)
Core pre-tax income (3)	**$ 431**	**$ 419**	**$ 435**	**$ 12**	**$ (4)**

(1) OID amortization expense and repositioning items for all periods shown is applied to the pre-tax income of the Corporate and Other segment. Includes accelerated OID expense of $2 million in 1Q 2016 and $7 million in 2Q 2015 associated with debt redemptions.
(2) Repositioning items are primarily related to the extinguishment of high-cost legacy debt and strategic activities. See page 26 for details.
(3) Core pre-tax income is a non-GAAP financial measure that adjusts pre-tax income from continuing operations for repositioning items and OID amortization expense. Management believes core pre-tax income can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. See pages 26 and 32 for calculation methodology and details.

2Q 2016 Preliminary Results 21

Supplemental

Corporate and Other

- **Corporate and Other includes the impact of centralized asset and liability management, corporate overhead allocation activities and the legacy mortgage portfolio**
- **TradeKing June 2016 activity included in Corporate and Other segment for 2Q16**
- **Breakeven Core pre-tax income [3] for the quarter down $40 million YoY and down $19 million QoQ**
  - Net financing revenue lower primarily due to higher secured funding costs due to increased benchmark rates
  - Other revenue lower due to higher gain on investments in the prior quarter
- **Total assets down $0.3 billion YoY and up $0.7 billion QoQ**
  - Held-for-investment mortgage loan decline due to legacy portfolio runoff

		Increase/(Decrease) vs.	
Key Financials (*$ millions*)	**2Q 16**	**1Q 16**	**2Q 15**
Net financing revenue (deficit)	$ (16)	$ (9)	$ (35)
Total other revenue	34	(5)	152
Provision for loan losses	(1)	(3)	(1)
Noninterest expense	37	4	4
Pre-tax loss from continuing ops	$ (18)	$ (15)	$ 114
OID amortization expense[1]	14	(1)	(4)
Repositioning items[2]	4	(3)	(150)
Core pre-tax income (loss) [3]	$ -	$ (19)	$ (40)
Cash & securities	$ 19,329	$ 1,202	$ (372)
Held-for-investment loans, net[4]	3,125	(141)	(504)
Other	4,925	(372)	599
Total assets	$ 27,379	$ 689	$ (277)

(1) Primarily bond exchange OID amortization expense used for calculating core pre-tax income.

(2) Repositioning items are primarily related to the extinguishment of high-cost legacy debt and other strategic items. See page 26 for additional details.

(3) Represents a non-GAAP financial measure. See page 32 for calculation methodology and details.

(4) Primarily HFI legacy mortgage portfolio

2Q 2016 Preliminary Results 22

23 2Q 2016 Preliminary Results ($ billions) $2.7 $0.0 $0.5 $0.0 $0.0 $1.4 $4.4 $3.7 $1.7 $15.0 $14.8 $14.9 $15.6 $17.6 2Q 15 3Q 15 4Q 15 1Q 16 2Q 16 2016 2017 2018 2019 Matured Remaining Total Liquidity • Strong total liquidity levels at $17.6 billion in 2Q 16 • Bank funding now at 73% up 5% YoY • Secured funding transactions of $1.6 billion in 2Q 16 – $1.1 billion whole loan sales – $0.5 billion full securitization • Unsecured funding of $0.9 billion in 2Q 16 primarily to fund redemption of Series A preferred – No preferred dividends going forward Funding and Liquidity As of 6/30/16. Total maturities for 2020 and beyond equal $11.3 billion and do not exceed $3.0 billion in any given year. Current period does not include early debt redemptions. Note: Total Liquidity includes cash & cash equivalents, highly liquid securities and current committed unused capacity. See page 18 of the Financial Supplement for more details. Unsecured Long - Term Debt Maturities Supplemental Growth in Bank Funded Assets ($ billions) 68% 69% 70% 71% 73% $156.3 $155.9 $158.6 $156.5 $157.9 2Q 15 3Q 15 4Q 15 1Q 16 2Q 16 Ally Bank Assets Non-Bank Assets

24 2Q 2016 Preliminary Results Interest Rate Sensitivity (1) Net financing revenue impacts reflect a rolling 12 - month view (2) Results in greater than 75% pass - through rate over time. See slide 26 for additional details Supplemental Net Financing Revenue Impact (1) vs. Forward Curve $ million Ally Modeled Scenario (2) 50% Deposit Pass-Through Ally Modeled Scenario (2) 50% Deposit Pass-Through +100 bp Instantaneous (18)$ 89$ (29)$ 73$ +100 bp Gradual (over 12 months) 0$ 40$ (16)$ 21$ Stable rate environment 8$ (8)$ (26)$ (27)$ 2Q16 1Q16

25 2Q 2016 Preliminary Results Deferred Tax Asset 1Q 16 (1) ($ millions) Gross DTA/(DTL) Balance Valuation Allowance Net DTA/(DTL) Balance Net DTA/(DTL) Balance Net Operating Loss (Federal) 892$ -$ 892$ 935$ Capital Loss (Federal) 57 (57) - - Tax Credit Carryforwards 1,981 (493) 1,488 1,475 State/Local Tax Carryforwards 191 (118) 73 75 Other Deferred Tax Liabilities, net (2) (1,393) 5 (1,388) (1,355) Net Deferred Tax Assets 1,728$ (663)$ 1,065$ 1,130$ 2Q 16 (1) Deferred Tax Asset Supplemental (1) U.S. GAAP does not prescribe a method for calculating individual elements of deferred taxes for interim periods; therefore , these balances are estimated (2) Primarily book / tax timing differences

Supplemental

Notes on non-GAAP and other financial measures

The following are non-GAAP financial measures which Ally believes are important to the reader of the Consolidated Financial Statements, but which are supplemental to and not a substitute for U.S. GAAP measures: Adjusted Earnings per Share (Adjusted EPS), Core Pre-Tax Income, Core Net Income Available to Common, Core Return on Tangible Common Equity (Core ROTCE), Risk-Adjusted Retail Auto Yield, Adjusted Efficiency Ratio, Common Equity Tier 1 (CET1) capital and Adjusted Tangible Book Value per Share (Adjusted TBVPS). These measures are used by management and we believe are useful to investors in assessing the company's operating performance and capital measures. Refer to the Definitions of Non-GAAP Financial Measures and Other Key Terms, and Reconciliation to GAAP later in this document.

1) ***Core pre-tax income*** *is a non-GAAP financial measure that adjusts pre-tax income from continuing operations by excluding (1) original issue discount (OID) amortization expense and (2) repositioning items primarily related to the extinguishment of high-cost legacy debt and strategic activities. Management believes core pre-tax income can help the reader better understand the operating performance of the core businesses and their ability to generate earnings.*
2) ***Core net income available to common*** *is a non-GAAP financial measure that serves as the numerator in the calculations of Adjusted EPS and Core ROTCE and that, like those measures, is believed by management to help the reader better understand the operating performance of the core businesses and their ability to generate earnings. Core net income available to common adjusts GAAP net income available to common for discontinued operations net of tax, tax-effected OID expense, tax-effected repositioning items primarily related to the extinguishment of high-cost legacy debt and strategic activities, certain discrete tax items and preferred stock capital actions. See page 29 for calculation methodology and details.*
3) ***Controllable expenses*** *include employee related costs, consulting and legal fees, marketing, information technology, facility, portfolio servicing and restructuring expenses.*
4) ***U.S. consumer auto originations***
   - *New Retail Subvented – subvented rate new vehicle loans*
   - *New Retail Standard – standard rate new vehicle loans*
   - *Lease – new vehicle lease originations*
   - *Used – used vehicle loans*
   - *Growth – total originations from non-GM/Chrysler dealers*
5) ***Net charge-off ratios*** *are calculated as annualized net charge-offs divided by average outstanding finance receivables and loans excluding loans measured at fair value and loans held-for-sale.*
6) ***Interest rate risk modeling –*** *Ally's interest rate risk models use dynamic assumptions driven by a number of factors, including the overall level of interest rates and the spread between short-term and long-term interest rates to project changes in Ally's retail deposit offered rates. Ally's interest rate risk metrics currently assume a long-term retail deposit beta greater than 75%. We believe our deposits may ultimately be less sensitive to interest rate changes, which will reduce our overall exposure to rising rates. Assuming a long-term retail deposit beta of 50% (vs. current assumption of greater than 75%) would result in a consolidated interest rate risk position that is asset sensitive. Please see the 10-Q for more details.*
7) ***Tangible Common Equity*** *is defined as common stockholders' equity less goodwill and identifiable intangible assets (other than mortgage servicing rights), net of deferred tax liabilities. Ally considers various measures when evaluating capital adequacy, including tangible common equity. Tangible common equity is not formally defined by GAAP or codified in the federal banking regulations and, therefore, is considered to be a non-GAAP financial measure. Ally believes that tangible common equity is important because we believe analysts and banking regulators may assess our capital adequacy using this measure. Additionally, presentation of this measure allows readers to compare certain aspects of our capital adequacy on the same basis to other companies in the industry.*

2Q 2016 Preliminary Results 26

Supplemental

GAAP to Core Results

Adjusted Earnings per Share ("Adjusted EPS")		QUARTERLY TREND				
		2Q '16	1Q '16	4Q '15	3Q '15	2Q '15
Numerator *($ millions)*						
GAAP net income available to common shareholders		$ 345	$ 235	$ (953)	$ 230	$ (1,069)
less: Disc Ops, net of tax		(3)	(3)	13	5	(13)
add back: Original issue discount expense ("OID expense")		14	15	12	11	18
add back: Repositioning Items		4	7	3	2	154
less: OID & Repo. Tax *(35% in '16, 34% in '15)*		(6)	(8)	(5)	(5)	(58)
Significant Discrete Tax Items		(91)	7	-	-	-
Series G Actions		-	-	1,179	-	1,171
Series A Actions		1	-	-	-	22
Core net income available to common shareholders	[a]	$ 263	$ 253	$ 249	$ 244	$ 224
Denominator						
Weighted-Average Shares Outstanding - *(Diluted, thousands)*	[b]	486,074	484,654	484,845	484,399	483,687
Adjusted EPS	[a] / [b]	$ 0.54	$ 0.52	$ 0.52	$ 0.51	$ 0.46

Adjusted earnings per share (Adjusted EPS) *is a non-GAAP financial measure that adjusts GAAP EPS for revenue and expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. In the numerator of Adjusted EPS, GAAP net income available to common is adjusted for the following items: (1) excludes discontinued operations, net of tax, as Ally is primarily a domestic company and sales of international businesses in the past have significantly impacted GAAP EPS, (2) excludes the tax-effected non-cash expense bond exchange original issue discount (OID), (3) excludes tax-effected repositioning items primarily related to the extinguishment of high-cost legacy debt and strategic activities, (4) excludes certain discrete tax items that do not relate to the operating performance of the core businesses, and (5) adjusts for preferred stock capital actions (e.g., Series A and Series G) that have been taken by the company to normalize its capital structure.*

2Q 2016 Preliminary Results 27

Supplemental

GAAP to Core Results

Adjusted Tangible Book Value per Share ("Adjusted TBVPS")		QUARTERLY TREND				
		2Q '16	1Q '16	4Q '15	3Q '15	2Q '15
Numerator *($ billions)*						
GAAP shareholder's equity		$ 13.6	$ 13.8	$ 13.4	$ 14.6	$ 14.3
less: Preferred equity		-	(0.7)	(0.7)	(0.8)	(0.8)
GAAP Common shareholder's equity		**$ 13.6**	**$ 13.1**	**$ 12.7**	**$ 13.8**	**$ 13.5**
less: Goodwill and identifiable intangibles, net of DTLs		(0.3)	(0.0)	(0.0)	(0.0)	(0.0)
Tangible common equity		13.3	13.1	12.7	13.8	13.5
less: Tax-effected bond OID *(35% tax rate in 2016; 34% tax rate in 2015 and prior)*		(0.8)	(0.8)	(0.9)	(0.9)	(0.9)
less: Series G discount		-	-	-	(1.2)	(1.2)
Adjusted tangible book value	[a]	**$ 12.5**	**$ 12.3**	**$ 11.9**	**$ 11.7**	**$ 11.4**
Denominator						
Issued shares outstanding *(period-end, thousands)*	[b]	**483,753**	**483,475**	**481,980**	**481,750**	**481,750**
Metric						
GAAP shareholder's equity per share		$ 28.1	$ 28.6	$ 27.9	$ 30.3	$ 29.7
less: Preferred equity per share		-	(1.4)	(1.4)	(1.7)	(1.7)
GAAP Common shareholder's equity per share		**$ 28.1**	**$ 27.2**	**$ 26.4**	**$ 28.6**	**$ 28.0**
less: Goodwill and identifiable intangibles, net of DTLs per share		(0.6)	(0.1)	(0.1)	(0.1)	(0.1)
Tangible common equity per share		27.6	27.1	26.4	28.6	27.9
less: Tax-effected bond OID *(35% tax rate in 2016; 34% tax rate in 2015 and prior)* per share		(1.7)	(1.7)	(1.8)	(1.8)	(1.8)
less: Series G discount per share		-	-	-	(2.4)	(2.4)
Adjusted tangible book value per share	[a] / [b]	**$ 25.9**	**$ 25.4**	**$ 24.6**	**$ 24.3**	**$ 23.7**

Adjusted tangible book value per share (Adjusted TBVPS) *is a non-GAAP financial measure that reflects the book value of equity available to shareholders even if original issue discount (OID) expense were accelerated immediately through the financial statements. As a result, management believes Adjusted TBVPS provides the reader with an assessment of value that is more conservative than GAAP common shareholder's equity per share. Adjusted TBVPS generally adjusts common equity for (1) goodwill and identifiable intangibles, net of DTLs, (2) tax-effected bond OID to reduce tangible common equity in the event the corresponding discounted bonds are redeemed/tendered and (3) Series G discount which reduces tangible common equity as the company has normalized its capital structure.*

2Q 2016 Preliminary Results 28

Supplemental

GAAP to Core Results

Core Return on Tangible Common Equity ("Core ROTCE")		QUARTERLY TREND				
		2Q '16	1Q '16	4Q '15	3Q '15	2Q '15
Numerator *($ millions)*						
GAAP net income available to common shareholders		$ 345	$ 235	$ (953)	$ 230	$ (1,069)
less: Disc Ops, net of tax		(3)	(3)	13	5	(13)
add back: Original issue discount expense ("OID expense")		14	15	12	11	18
add back: Repositioning Items		4	7	3	2	154
less: OID & Repo. Tax *(35% in '16, 34% in '15)*		(6)	(8)	(5)	(5)	(58)
Significant Discrete Tax Items & Other		(91)	7	8	2	5
Series G Actions		-	-	1,179	-	1,171
Series A Actions		1	-	-	-	22
Core net income available to common shareholders	[a]	**$ 263**	**$ 253**	**$ 257**	**$ 246**	**$ 229**
Denominator *(2-period average, $ billions)*						
GAAP shareholder's equity		**$ 13.7**	**$ 13.6**	**$ 14.0**	**$ 14.4**	**$ 15.1**
less: Preferred equity		0.3	0.7	0.8	0.8	1.0
less: Goodwill & identifiable intangibles, net of deferred tax liabilities ("DTLs")		0.1	0.0	0.0	0.0	0.0
Tangible common equity		$ 13.2	$ 12.9	$ 13.2	$ 13.6	$ 14.1
less: Unamortized original issue discount ("OID discount")		1.3	1.3	1.3	1.3	1.3
less: Net deferred tax asset ("DTA")		1.1	1.2	1.4	1.5	1.6
Normalized common equity	[b]	**$ 10.8**	**$ 10.4**	**$ 10.5**	**$ 10.7**	**$ 11.1**
Core Return on Tangible Common Equity	[a] / [b]	**9.7%**	**9.8%**	**9.8%**	**9.2%**	**8.3%**

Core return on tangible common equity (Core ROTCE) *is a non-GAAP financial measure that management believes is helpful for readers to better understand the ongoing ability of the company to generate returns on its equity base that supports core operations. Ally's Core net income available to common utilized a static 34% tax rate for purposes of calculating Core ROTCE through 4Q 2015. As of 1Q 2016, Ally's Core net income available to common for purposes of calculating Core ROTCE is based on the actual effective tax rate for the period adjusted for any discrete tax items including tax reserve releases, which aligns with the methodology used calculating adjusted earnings per share.*

(1) In the numerator of Core ROTCE, GAAP net income available to common is adjusted for discontinued operations net of tax, tax-effected OID expense, tax-effected repositioning items primarily related to the extinguishment of high-cost legacy debt and strategic activities, certain discrete tax items and preferred stock capital actions.

(2) In the denominator, GAAP shareholder's equity is adjusted for preferred equity and goodwill and identifiable intangibles net of DTL, unamortized OID, and net DTA.

2Q 2016 Preliminary Results 29

Supplemental

GAAP to Core Results

Adjusted Efficiency Ratio		QUARTERLY TREND				
		2Q '16	1Q '16	4Q '15	3Q '15	2Q '15
Numerator ($ millions)						
Total noninterest expense		$ 773	$ 710	$ 668	$ 674	$ 724
less: Rep and warrant expense		(3)	(1)	(2)	(3)	(9)
less: Insurance expense		293	218	201	209	267
less: Repositioning items		4	4	1	2	4
Adjusted noninterest expense	[a]	$ 479	$ 488	$ 468	$ 465	$ 462
Denominator ($ millions)						
Total net revenue		$ 1,358	$ 1,327	$ 1,339	$ 1,302	$ 1,127
add: Original issue discount		14	15	12	11	18
add: Repositioning items		-	3	2	-	150
less: Insurance revenue		275	268	279	249	282
Adjusted net revenue	[b]	$ 1,097	$ 1,076	$ 1,074	$ 1,064	$ 1,013
Adjusted Efficiency Ratio	[a] / [b]	43.7%	45.4%	43.6%	43.7%	45.6%

Adjusted efficiency ratio *is a non-GAAP financial measure that management believes is helpful to readers in comparing the efficiency of its core banking and lending businesses with those of its peers. In the numerator of Adjusted efficiency ratio, total noninterest expense is adjusted for Insurance segment expense, repositioning items primarily related to strategic activities and rep and warrant expense. In the denominator, total net revenue is adjusted for Insurance segment revenue, repositioning items primarily related to the extinguishment of high-cost legacy debt and original issue discount (OID). See page 16 for the combined ratio for the Insurance segment which management uses as a primary measure of underwriting profitability for the Insurance business.*

2Q 2016 Preliminary Results 30

Supplemental

Notes on non-GAAP and other financial measures

Regulatory Capital - Basel III transition to fully phased-in ($ billions)	2Q 16	1Q 16	4Q 15	3Q 15	2Q 15
Numerator					
Common equity tier 1 capital (transition)	$ 12.8	$ 12.7	$ 12.5	$ 13.4	$ 13.2
DTAs arising from NOL and tax credit carryforwards phased-in during transition	(0.3)	(0.3)	(0.6)	(0.6)	(0.7)
Intagibles phased-in during transition	(0.0)	-	-	-	-
Common equity tier 1 capital (fully phased-in)	$ 12.5	$ 12.3	$ 11.9	$ 12.9	$ 12.5
Denominator					
Risk-weighted assets (transition)	$ 133.8	$ 133.6	$ 135.8	$ 133.8	$ 134.0
DTAs arising from temporary differences that could not be realized through NOL , net of VA and net of DTLs phased-in during transition	0.5	0.4	0.5	0.7	0.8
Intagibles phased in during transition	0.0	-	-	-	-
Risk-weighted assets (fully phased-in)	$ 134.2	$ 134.0	$ 136.4	$ 134.5	$ 134.8
Metric					
Common equity tier 1 (transition)	9.6%	9.5%	9.2%	10.0%	9.8%
Common equity tier 1 (fully phased-in)	9.3%	9.2%	8.7%	9.6%	9.3%

Common Equity Tier 1 ("CET1") capital fully phased-in: *Under the Basel III regulatory framework as adopted in the United States, banking organizations like the company are required to comply with a minimum ratio of common equity tier 1 capital to risk-weighted assets (CET1 Capital Ratio). Common equity tier 1 capital generally consists of common stock (plus any related surplus and net of any treasury stock), retained earnings, accumulated other comprehensive income, and minority interests in the common equity of consolidated subsidiaries, subject to specified conditions and adjustments. The obligation to comply with the minimum CET1 Capital Ratio is subject to ongoing transition periods and other provisions under Basel III. Management believes that both the transitional CET1 Capital Ratio and the fully phased-in CET1 Capital Ratio are helpful to readers in evaluating the company's capital utilization and adequacy in absolute terms and relative to its peers. The fully phased-in CET1 Capital Ratio is a non-GAAP financial measure that is reconciled to the transitional CET1 Capital Ratio above.*

2Q 2016 Preliminary Results 31

Supplemental

Notes on non-GAAP and other financial measures

$ in millions	2Q 16			1Q 16			2Q 15		
	GAAP	OID & Repositioning Items	Non-GAAP [1]	GAAP	OID & Repositioning Items	Non-GAAP [1]	GAAP	OID & Repositioning Items	Non-GAAP [1]
Consolidated Ally									
Net financing revenue	$ 984	$ 14	$ 998	$ 951	$ 13	$ 964	$ 916	$ 11	$ 927
Total other revenue	374	-	374	376	4	380	211	157	368
Provision for loan losses	172	-	172	220	-	220	140	-	140
Controllable expenses	463	(4)	459	477	(4)	473	452	(4)	448
Other noninterest expenses	310	(0)	310	233	-	233	272	-	272
Pre-tax income from continuing ops	**$ 413**	**$ 18**	**$ 431**	**$ 397**	**$ 22**	**$ 419**	**$ 263**	**$ 172**	**$ 435**
Corporate / Other (incl. Legacy Mortgage)									
Net financing revenue	$ (16)	$ 14	$ (2)	$ (7)	$ 13	$ 6	$ 19	$ 11	$ 30
Total other revenue (loss)	34	-	34	39	4	43	(118)	155	37
Provision for loan losses	(1)	-	(1)	2	-	2	-	-	-
Noninterest expense	37	(4)	33	33	(4)	29	33	(4)	29
Pre-tax income (loss) from continuing ops	**$ (18)**	**$ 18**	**$ (0)**	**$ (3)**	**$ 22**	**$ 19**	**$ (132)**	**$ 170**	**$ 38**

(1) Represents core pre-tax income. See slide 26 for definitions

	2Q 16	1Q 16	2015
Stock Price *(average VWAP)*	$17.11	$16.96	$21.16
Discount to Adjusted Tangible Book Value	$4.2B	$4.1B	$1.7B
Issued Shares Outstanding (period-end, thousands)	483,753	483,475	481,980
Stock price	$ 17.11	$ 16.96	$ 21.16
Adjusted Tangible Book per share	$ 25.85	$ 25.36	$ 24.60
($ billions)			
Market Capitalization	$ 8.3	$ 8.2	$ 10.2
Adjusted Tangible Book Value	$ 12.5	$ 12.3	$ 11.9
Discount	**$ 4.2**	**$ 4.1**	**$ 1.7**

Estimated risk-adjusted retail auto yield	2Q 16	1Q 16	4Q 15	3Q 15	2Q 15
Estimated originated yield	5.83%	5.85%	5.53%	5.27%	5.28%
Estimated net annualized average loss rate ("NAALR")	-1.24%	-1.17%	-1.17%	-1.09%	-1.12%
Estimated risk-adjusted retail auto yield	**4.60%**	**4.68%**	**4.36%**	**4.18%**	**4.16%**

***Estimated risk-adjusted retail auto yield** is a forward-looking non-GAAP financial measure that management believes is helpful to readers in evaluating the estimated profitability of loan originations during the period. Estimated risk-adjusted retail auto yield is determined by calculating the estimated average annualized yield less the estimated net average annualized loss rate (NAALR) for loans originated during the period, using yield and loss expectations at origination. We believe this metric, and the changes to this metric, are also useful to investors in assessing the pricing of loans originated during the period and in comparing the profitability of loan originations across periods and against the overall current portfolio of loans.*

2Q 2016 Preliminary Results 32